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                                                                   EXHIBIT 10.15

                                                             CONTRACT #00-______

                          MARKETING ALLIANCE AGREEMENT

         This MARKETING ALLIANCE AGREEMENT ("AGREEMENT") is made and entered into this 12th of October, 1999, by and between KPMG LLP, a Delaware registered limited liability partnership with an office located at 50 Front Street, Memphis, Tennessee 38103 ("KPMG"), and FDX CORPORATION (which for purposes of this Agreement shall mean FDX Corporation and its subsidiaries and affiliates worldwide), having its executive offices at 942 South Shady Grove Road, Memphis, Tennessee 38120 ("FDX").

                                    RECITALS

          1. KPMG is a professional advisory firm with a goal to turn knowledge into value for the benefits of its Clients. It provides, among other things, e-commerce and supply chain consulting services.

          2. FDX is a global provider of transportation and supply chain consulting and services with global operational execution expertise and advanced technology integration.

          3. Through cooperation and the formation of an alliance relationship as contemplated by this Agreement, FDX and KPMG intend to become the pre-eminent suppliers of world class, next generation Supply Chain, Customer Management and E-Commerce solutions (The "Alliance").

         FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, FDX and KPMG (the "Parties") agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.   DEFINITIONS.

(a)  "Alliance Partners" refers to FDX or KPMG or both.

(b)  "Client" refers to the customers of the FDX/KPMG Alliance.

(c) "Solution" refers to the joint product(s) and service(s) offered by the FDX/KPMG Alliance in an individual delivery project designed to meet the Client's requirements.

(d) "FDX Systems" shall mean the existing FDX software and hardware as well as any software to be developed by FDX or provided by third parties.

(e) "Project Manager" means the party designated by each Alliance Partner who will be responsible for managing this Alliance.

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                                    ARTICLE 2
                              STATEMENT OF PURPOSE

Section 2.01. Objectives. FDX through its alliance with KPMG intends to leverage its existing global operational and technological expertise in conjunction with KPMG's service offerings to become the acknowledged market leader in providing Supply Chain Management (SCM) services. FDX's core competencies include global operational execution expertise, advanced technology integration and deployment of best practice Electronic Commerce and SCM solutions. KPMG's objective is to leverage industry, functional and technical experience coupled with FDX operational and technical competencies to become the acknowledged market leader in the architecture and deployment of best practice SCM solutions. KPMG core competencies include a large base of highly experienced personnel and an extensive suite of methods and tools for selling, scoping and delivering successful consulting engagements.

Section 2.02. Phases. Plans for the rollout of the FDX/KPMG Alliance include:

(a) The announcement of the Alliance is planned for the week of October 11, 1999, ("Alliance Announcement") to occur as part of the Gartner ITxpo/Symposium in Lake Buena Vista, Florida from October 11 through October 15, 1999. This announcement will primarily be focused upon internal communications within each company, but will be accompanied by a press release announcing the Alliance, as well as selected analyst briefings on the goals, objectives, and future plans of the Alliance. Any press release shall be subject to the provisions of Section
5.03 of this Agreement. At this announcement the primary focus may be on:

(i) Description of initial FDX services to be promoted by the Alliance ("Tier 1 Services");

(ii) Description of subsequent FDX services to be promoted by the Alliance ("Tier 2 Services"); and

After the announcement, the Alliance intends to develop and announce 1-2 new Tier 1 offerings quarterly.

(b) During the thirty (30) day period following the Alliance Announcement, the parties shall develop more detailed plans concerning the Alliance including the marketing plan, a teaming agreement and subcontract that will permit the parties to team together in connection with the submission of proposals to potential clients and to provide for the basis on which one party will act as a subcontractor to the other in connection with client engagements. The parties acknowledge that the arrangements for delivery of services to a client may vary depending upon whether the Client desires to contract directly with one Alliance Partner or maintain separate agreements with each.

                                    ARTICLE 3
                               TERM & TERMINATION

Section 3.01. Term. The term of this Agreement (the "Term") shall commence as of October 11, 1999 ("Effective Date") and shall expire three (3) years thereafter on October 10, 2002 ("Expiration Date"), unless earlier terminated or extended by prior written amendment.

Section 3.02. Termination Without Cause. (a) Termination. Either party shall have the unlimited right to terminate this Agreement without cause before the Expiration Date by giving 30 days prior written notice to the other party. If this Agreement is terminated without cause all then current client engagements shall be completed in accordance with the governing Client Amendment.

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         (b) External Communications Upon Termination. If this Agreement is terminated for any reason, then FDX and KPMG shall mutually agree upon any communication made to the marketplace and Clients.

         (c) Obligations Upon Termination. Termination of this Agreement shall not relieve either party from its obligations which have accrued hereunder before termination, including but not limited to the confidentiality obligations hereunder.

                                    ARTICLE 4
                           CONTRIBUTIONS OF EACH PARTY

Section 4.01. Client Engagements. As joint development opportunities are identified, a specific Client proposal will be developed and assessed in accordance with the terms of the teaming agreement.

Section 4.02. Current Technology. All existing production-ready technology developed by each company (solution components, products, services, tools, processes, etc.) is available to the Alliance as potential components of Alliance Solutions. However, none of this technology can be used directly by the other party unless approved under separate agreement.

Section 4.03. Hardware and Equipment. Each party shall provide their own equipment and hardware needed to support its portion of the Solution.

Section 4.04. Experience. Both FDX and KPMG will contribute their knowledge and experience in supply chain management, international trade, marketing, consulting and electronic commerce in furtherance of the Alliance to the extent each deems necessary and appropriate. Each will make available, to the extent it deems necessary and appropriate, business and technology personnel to meet on a regular basis to review processes and products, benchmark and promote the development of the Alliance.

                                    ARTICLE 5
                           MARKETING RESPONSIBILITIES

Section 5.01. To provide for appropriate promotion and communication of the Alliance, KPMG and FDX, to the extent each deems necessary and appropriate, will assign resources from essential groups, including but not limited to:

          o Graphics and professional writer staff members to produce marketing collateral;

          o Web site development group representatives to include Alliance materials on internal and external web sites;

          o Internal publications group representatives to include Alliance materials in the appropriate internal publications; and

          o Global and National Marketing departments to utilize their existing resources in marketing the Alliance.

Section 5.02. Artwork. (a) Any advertising or promotional materials, or references to either party or its subsidiaries or affiliates or their products, services, trademarks, service marks, copyrighted material or other intellectual property (collectively "Artwork") may not be used by the other party without receiving such party's written approval as to form and content of the Artwork.

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         (b) Nothing in this Agreement shall give either party any rights in the other party's Artwork. All use of the Artwork shall inure to the benefit of the party who owns such Artwork and the other party shall not make any claim, in whole or in part, to any portion of the Artwork, nor take any action to jeopardize, limit or interfere in any manner with such party's ownership rights with respect to the Artwork.

Section 5.03. Press Release. FDX and KPMG will explore the appropriate form of press release to announce the launch of the Alliance. Subject to FDX's and KPMG's final approval, the announcement may either consist of a joint press release or interviews with key industry analysts. Each Party shall in each instance obtain the prior written approval of the other party concerning exact text and timing of press releases, articles, brochures, advertisements, prepared speeches and other information releases concerning the Alliance or this Agreement.

                                    ARTICLE 6
                                      FEES

Section 6.01. Fees. Unless otherwise provided in the applicable teaming agreement or subcontract, FDX will invoice and collect all fees and revenues for FDX products, services and consulting in accordance with the teaming agreement or subcontract. Unless otherwise provided in the applicable teaming agreement or subcontract, KPMG will invoice and collect for all applicable KPMG billable consulting hours and fees in accordance with the teaming agreement or subcontract.

                                    ARTICLE 7
                                    OWNERSHIP

Section 7.01. Ownership of Intellectual Property. The software, methodologies, processes and other programming documentation originated and developed by FDX prior to commencement of this Agreement shall remain the property of FDX (the "FDX Materials"). Any and all enhancements and modifications to and derivative works of, the FDX Materials, whether developed independently or jointly by FDX or KPMG, shall be the sole and exclusive property of FDX and may not be used by KPMG for any purpose except to the limited extent set forth in an amendment to this Agreement. The software, methodologies, processes and other programming documentation originated and developed by KPMG prior to commencement of this Agreement shall remain the property of KPMG (the "KPMG Materials"). Any and all enhancements and modifications to and derivative works of, the KPMG Materials, whether developed independently or jointly by KPMG or FDX, shall be the sole and exclusive property of KPMG and may not be used by FDX for any purpose except to the limited extent set forth in an amendment to this Agreement. Any amendment to this Agreement shall be executed prior to initiation of any development work. Ownership of newly developed (stand-alone) products and interfaces, if any, shall be addressed in a mutually acceptable amendment to this Agreement. Each party shall enter into a mutual licensing agreement that provides for the other party's use of certain intellectual property of such party.

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                                    ARTICLE 8
                                 CONFIDENTIALITY

Section 8.01. Confidentiality of Information. Except as otherwise provided in this Agreement, the use and disclosure by one party of the other party's Confidential Information shall be governed by and subject to the terms and conditions of that certain Mutual Non-Disclosure Agreement between the KPMG and FDX dated October 7, 1999 (the "MNDA").

                                    ARTICLE 9
                                 INDEMNIFICATION

Section 9.01. General Indemnification. The parties hereby release and agree to indemnify and hold harmless the other party, their officers, agents and employees from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments out of claims, including all attorneys' fees, costs and expenses incidental thereto, for death of or injuries to any person and for the loss of, damage to or destruction of any tangible property in any manner arising out of the negligent or intentional acts or omissions of the other party, its agents, employees or subcontractors. Each party shall also indemnify the other party against any liability or payment in connection with (i) federal, state and local taxes or contributions imposed upon or required of such party under unemployment insurance, social security, income tax and workers' compensation statutes with respect to the services of the party providing services and (ii) such parties failure to comply with Section 11.2 hereof. The party entitled to indemnification (the "Indemnified Party") shall promptly notify the party obligated to provide such indemnification (the "Indemnifying Party") of any claim for which the Indemnified Party seeks indemnification hereunder and the Indemnifying Party shall have the exclusive right and authority to conduct the defense or settlement of any such claim at the Indemnifying Party's sole expense and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith.

         Section 9.02. Infringement Indemnification. The Alliance Partner providing materials ("Providing Party"), at its own expense, shall indemnify, defend and hold harmless the other party ("Receiving Party"), its directors, officers, employees, and agents (including their respective successors and assigns), against any claims based on an allegation that any software, source codes, documentation or other materials (collectively, the "Provider Materials") furnished to the Receiving Party under this Agreement, or the use by, or sale to, the Receiving Party of any of such Provider Materials delivered or to be delivered under this Agreement, infringes any patent, copyright or other proprietary right, and the Providing Party shall pay any royalties and other costs related to its settlement of such claim, and the cost and damages, including attorneys' fees, finally awarded as a result of any suit based on such claim, provided the Receiving Party promptly notifies the Providing Party in writing of any such claim and gives the Providing Party authority and such assistance and information as is available to the Receiving Party for the defense of such claim. Any such assistance or information which is furnished by Receiving Party at the written request of the Providing Party shall be at the expense of the Providing Party. Notwithstanding, (i) the Providing Party shall have the complete control of the defense to any claim brought against Receiving Party under which Receiving Party invokes the indemnity hereunder, including the settlement of any such claim; and (ii) the Providing Party shall not consent to any injunction decree, judgment or settlement which would have the effect of preventing Receiving Party's use of any software, programming documentation, or other materials without Receiving Party's prior written consent. The foregoing provisions shall not apply to any infringement arising out of: (i) use of the Provider Materials other than in accordance with applicable documentation or instructions supplied by the Providing Party; (ii) any alteration, modification or revision of the Provider Materials not expressly authorized in writing by the Providing Party; or (iii) the combination of the Provider Materials with materials not supplied by the Providing Party.



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                                   ARTICLE 10
                             ESCALATION OF DISPUTES

Section 10. Dispute Procedure. (a) In the event of a controversy, claim or dispute arising out of or relating to this Agreement, or the interpretation or breach thereof, either party may initiate a dispute (a "Dispute") in accordance with the procedures set forth in this Section 10. Exhaustion of these dispute resolution procedures shall be a condition precedent to any lawsuit permitted hereunder. Upon a party becoming aware of a Dispute or facts and circumstances likely to give rise to a Dispute, such party shall notify the Project Manager for the other party of the Dispute no later than three (3) business days after becoming aware of the Dispute. The Project Managers shall use their reasonable good-faith efforts to resolve the Dispute within five (5) business days after notification thereof. If the Project Managers fail to resolve the Dispute within such period, the Project Manager for the party raising the Dispute shall prepare a memorandum setting forth the nature of the Dispute, the facts and circumstances giving rise or relating to the Dispute and all other pertinent information and submit such memorandum to the Project Manager for the other party within three (3) business days. The Project Manager for the other party shall prepare a memorandum setting forth the position of the other party with respect to the Dispute and all other pertinent information and submit such memorandum to the Project Manager for the party raising the Dispute within three
(3) business days.

         (b) The memoranda prepared by the Project Managers shall then be submitted to the KPMG Executive Sponsor and FDX Executive Sponsor identified in Exhibit A, who shall use their reasonable good-faith efforts to resolve the Dispute within five (5) business days.

         (c) If the parties fail to resolve the Dispute after following the foregoing procedures within thirty (30) days from the referral of the dispute to the KPMG Executive Sponsor and the FDX Executive Sponsor, the parties will attempt in good faith to resolve the controversy or claim through non-binding mediation in accordance with the Center for Public Resources Model ADR Procedures for the Mediations of Business Disputes in effect on the date of this Agreement prior to initiating any legal proceedings, and/or FDX may, at its sole option, terminate the Agreement. However, a party, without prejudice to the above procedure, may file a complaint based upon the statute of limitations, or seek a preliminary injunction or other provisional judicial relief, if, in its sole judgment, such action is necessary to avoid irreparable damage or to preserve the status quo.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01. Independent Contractor Relationship. The parties intend that an independent contractor relationship will be created under this Agreement.

Section 11.02. Compliance with Laws. The parties agree that they will comply with all applicable federal, state, and local laws, regulations, and codes in the performance of this Agreement. To the extent applicable, the parties agree to comply with the affirmative action requirements applicable to contracts with government contractors, as set forth in Title 41 of the Code of Federal Regulations and incorporated into this Agreement by reference.

Section 11.03. Section Headings. All section headings and captions used in this Agreement are purely for convenience or reference only, and shall not affect the interpretation of this Agreement.

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Section 11.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, exclusive of its conflict of law principles.

Section 11.05. Assignment. Neither this Agreement nor any other obligations of the parties under this Agreement shall be assignable or delegable without the prior written consent of the other party, such consent not to be unreasonably withheld, provided however, FDX may assign this Agreement to any of its wholly owned subsidiaries without consent of KPMG. This Agreement shall be binding upon and inure to the benefit of the parties, their respective permitted successors, assigns and legal representatives.

Section 11.06. Change of Control. In addition to such other rights as either party may have, each party shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business, or assets of the other party. Each party shall promptly notify the other in writing of any such change in control.

Section 11.07. Further Assurances. Each party agrees that it will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other party during the Term of this Agreement.

Section 11.08. Exhibits. All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit the provisions of this Agreement shall control. Terms used in an exhibit and also used in this Agreement shall have the same meaning in the exhibit as in this Agreement.

Section 11.09. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

Section 11.10. Waiver. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

Section 11.11. Survival. The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied.

Section 11.12. Notices. Notices given under this Agreement shall be in writing and shall be deemed to have been given and delivered when received, if sent by the United States Mail, certified or registered mail, with postage prepaid and addressed, or sent by way of Federal Express service:

                          if to FDX:               FDX Corporation
                                                   10 FedEx Parkway, 2nd Floor
                                                   Collierville, Tennessee 38017
                                                   Attention: David Payton

                          with a copy to:          FDX Corporation
                                                   30 FedEx Parkway,
                                                   1st Floor Vertical
                                                   Collierville, Tennessee
                                                   38017-9623
                                                   Managing Director - Legal
                                                   Technology Transactions


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                                    if to KPMG:     KPMG LLP
                                                    50 Front Street
                                                    Memphis, Tennessee 38103
                                                    Attention: Scott Rosenberger

or to such other address provided to the other party by written notification.

Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

Section 11.14. Work at Site. Each Alliance Partner agrees that when working at the other Alliance Partner's sites, the visiting Alliance Partner, its agents, employees and subcontractors will comply with all reasonable safety and security requirements of the other Alliance Partner, including the wearing of identification badges on the site provided notice thereof has been provided in writing.

Section 11.15. Entire Agreement. This Agreement, together with any exhibits and the MNDA, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties. Nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. Each party acknowledges that it has read this agreement, understands it, and agrees to be bound by its terms.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.


KPMG LLP                                     FDX CORPORATION

/s/ THOMAS G. WILDE

By:   Thomas G. Wilde                        By: /s/ [ILLEGIBLE]
      ----------------                          --------------------
for Randolph C. Blazer
----------------------
                                             Title: Executive Vice President
Title: Vice Chairman                                ------------------------
       --------------                                      ("FDX")
          ("KPMG")


                                                         APPROVED
                                                     LEGAL DEPARTMENT

                                                  /s/ [ILLEGIBLE] 10/11/99
                                                  ------------------------



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